BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

JODI STEVENS

NV

Job:C20190530-2228
May 30, 2019

Special Handling Instructions:
24HR CONVERT OUT EMAILED BACK R TUIN 5-30-2019

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Convert Out	20190233386-97	5/30/2019 1:25:44 PM	1	$350.00	$350.00
24 Hour Expedite	20190233386-97	5/30/2019 1:25:44 PM	1	$125.00	$125.00
Total					$475.00

Payments

Type	Description	Amount
Credit	5592532743096820103062	$475.00
Total		$475.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy 1

JODI STEVENS

NV

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

PLEASE NOTE: The charter document for the resulting entity *must* be submitted/filed sin

Filed in the office of	Document Number
Barbara K. Cegavske	**20190233386-97**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **05/30/2019 1:25 PM**
	Entity Number **E0270062006-2**

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Verity Corp. (Entity No. E0270062006-2)
Name of constituent entity

Nevada
Jurisdiction

Corporation
Entity type *

and,

Verity Delaware, Inc.
Name of resulting entity

Delaware
Jurisdiction

Corporation
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

☐ **The entire plan of conversion is attached to these articles.**

☒ **The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.**

☐ **The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.**

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Robert Stevens, Court Appointed Receiver

c/o: Verity Delaware, Inc.
387 Corona Street, Suite 555
Denver, CO 90218

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: 05/29/2019 **Time:** 5:00 pm

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Verity Corp.

Name of *constituent* entity

X [signature]	Court Appointed Receiver	05/30/2019
Signature	**Title**	**Date**

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.